EXHIBIT 9.1

                    FUND ADMINISTRATION SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into as of the 1st day of September, 1998, by and between KPM Funds, Inc., a Nebraska corporation (hereinafter referred to as the "Company") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

      WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers; and

      WHEREAS, the Company desires to retain FTC to act as Administrator for the Equity Portfolio (the "Fund") and for each additional series of the Company listed on Exhibit A attached hereto, as may be amended from time to time.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FTC agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

     The Company hereby appoints FTC as Administrator of the Company on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   DUTIES AND RESPONSIBILITIES OF FTC

      A.  General Fund Management

          1.  Act as liaison among all Fund service providers

          2.  Coordinate board communication by:

              a. Assisting Company counsel in establishing meeting agendas
              b. Preparing board reports based on financial and administrative data
              c. Evaluating independent auditor
              d. Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto
              e. Preparing minutes of meetings of the board and shareholders

          3.  Audits

              a. Prepare appropriate schedules and assist independent auditors
              b. Provide information to SEC and facilitate audit process
              c. Provide office facilities

          4.  Assist in overall operations of the Fund

          5.  Pay Fund expenses upon written authorization from the Company

      B.  Compliance

          1.  Regulatory Compliance

              a. Monitor compliance with 1940 Act requirements, including:

                 1)  Asset diversification tests
                 2)  Total return and SEC yield calculations
                 3)  Maintenance of books and records under Rule 31a-3
                 4)  Code of Ethics for the disinterested directors of the Fund

              b. Monitor Fund's compliance with the policies and investment limitations of the Company as set forth in its Prospectus and Statement of Additional Information

          2.  Blue Sky Compliance

              a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Company so as to enable the Company to make a continuous offering of its shares in all states
              b. Monitor status and maintain registrations in each state

          3.  SEC Registration and Reporting

              a. Assist Company counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices
              b. Prepare annual and semiannual reports
              c. Coordinate the printing of publicly disseminated Prospectuses and reports
              d. File fidelity bond under Rule 17g-1
              e. File shareholder reports under Rule 30b2-1



          4.  IRS Compliance

              a. Monitor Company's status as a regulated investment company under Subchapter M through review of the following:

                 1)  Asset diversification requirements
                 2)  Qualifying income requirements
                 3)  Distribution requirements

              b. Calculate required distributions (including excise tax distributions)

      C.  Financial Reporting

           1. Provide financial data required by Fund's Prospectus and Statement of Additional Information

           2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

           3. Supervise the Company's Custodian and Company Accountants in the maintenance of the Company's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Company's net assets and of the Company's shares, and of the declaration and payment of dividends and other distributions to shareholders

      D.Tax Reporting

          1. Prepare and file on a timely basis appropriate federal and state tax returns including Forms 1120/8610 with any necessary schedules

          2.  Prepare state income breakdowns where relevant

          3. File Form 1099 Miscellaneous for payments to directors and other service providers

          4.  Monitor wash losses

          5.  Calculate eligible dividend income for corporate shareholders

3.   COMPENSATION

     The Company, on behalf of the Fund, agrees to pay FTC for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Company and FTC.

     The Company agrees to pay all fees and reimbursable expenses within ten
     (10) business days following the receipt of the billing notice.

4.   REPRESENTATIONS OF FTC

     FTC represents and warrants to the Company that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered agent under the Exchange Act.

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to FTC that:

     A. The Company is an open-ended non diversified investment company under the 1940 Act;

     B. The Company is a corporation organized, existing, and in good standing under the laws of Nebraska;

     C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;


     E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6.   PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

      A. FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          FTC shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.
     Representatives of the Company shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

          Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

      B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

7.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     FTC agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.   DATA NECESSARY TO PERFORM SERVICES

     The Company or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

9.   TERM OF AGREEMENT

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

10.  NOTICES

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
     Notice to FTC shall be sent to:

     Firstar Trust Company
     Attn.:  Mutual Fund Services
     615 East Michigan Street
     Milwaukee, WI  53202

     and notice to the Company shall be sent to:

      KPM Funds, Inc.
      Attn.:  Ms. Christine E. Walker
      10250 Regency Circle, Suite 500
      Omaha, NE  68114

11.  DUTIES IN THE EVENT OF TERMINATION

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

12.  GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

13.  RECORDS

     FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


KPM FUNDS, INC.                           FIRSTAR TRUST COMPANY


By:/s/ Rodney D. Cerny              By: /s/ Robert J. Kern
      --------------------------        --------------------------------
       Rodney D. Cerny, President

Attest:  /s/ Christine E. Walker    Attest: /s/ Andrea E. McVoy
             -------------------           ------------------------------
             Christine E. Walker


                       FUND ADMINISTRATION AND COMPLIANCE
                      ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                                                                  EXHIBIT A

                       Separate Series of KPM Funds, Inc.

           NAME OF SERIES                        DATE ADDED
           --------------                        ----------
         Equity Portfolio                          9/1/98
         Fixed Income Portfolio                    9/1/98


Minimum Annual Fee (Two Funds Combined)- $60,000

Annual fee based upon fund group net assets (Two Funds Combined):
            6 basis points on the first $400 million
            5 basis points on the next $1 billion
            3 basis points on the balance

Plus out-of-pocket expense reimbursements, including but not limited to:
            Postage

            Programming
            Stationery
            Proxies
            Retention of records
            Special reports
            Federal and state regulatory filing fees
            Certain insurance premiums
            Expenses from board of directors meetings
            Auditing and legal expenses


Fees will be applied based upon relative fund assets

Fees and out-of-pocket expense reimbursements are billed monthly